Exhibit 99.1 NEWS RELEASE Investors and Media Contacts: Bill Horning / Beth Haiken 925.658.6193 / 925.658.6192

THE PMI GROUP, INC. REPORTS THIRD QUARTER 2006 NET

INCOME OF $104.2 MILLION, OR $1.16 PER DILUTED SHARE

Walnut Creek, CA, November 2, 2006 - The PMI Group, Inc. (NYSE: PMI) (the “Company”) today reported net income of $104.2 million for the third quarter of 2006 compared to net income of $95.7 million for the third quarter of 2005. Net income per diluted share grew by approximately 20 percent to $1.16 for the third quarter of 2006 compared to $0.97 for the third quarter of 2005. The increase was due to improved performance in all business segments of the Company’s operations, a reduced number of common shares outstanding and a favorable comparison with the third quarter of 2005 when the Company’s equity earnings from FGIC were adversely impacted by Hurricane Katrina.

Highlights in the third quarter of 2006 include:

•	U.S. Mortgage Insurance Operations[1] — solid growth in premiums written, premiums earned, average premium rate and net investment income as well as increased persistency and continued expense reductions from field office restructurings;

•	International Operations[2] — PMI Australia reported record net income along with solid growth in premiums earned and net investment income while also strengthening loss reserves. PMI Europe grew net premiums written, new insurance written and insurance in force as well as continued expansion of PMI’s European presence;

•	Financial Guaranty[3] — FGIC reported strong premium earnings, increased net investment income and favorable credit performance;

•	Common Share Repurchases — the Company entered into an accelerated stock buyback program pursuant to which it will purchase common stock for an aggregate purchase price of $345 million. The maximum number of shares to be repurchased under the program has been set at 8.2 million common shares and the minimum number has been set at 7.2 million

[1]	“U.S. Mortgage Insurance Operations” includes the results of PMI Mortgage Insurance Co. (PMI) and affiliated U.S. reinsurance companies and equity in earnings from CMG Mortgage Insurance Company (CMG).
[2]	“International Operations” includes the results of PMI Australia, PMI Europe and PMI Asia.
[3]	“Financial Guaranty” includes our equity earnings from our investments in Financial Guaranty Insurance Company, Inc. (FGIC) and RAM Reinsurance Company Ltd. (RAM Re).
[4]	The “Other” segment primarily consists of the holding company, contract underwriting operations and Select Portfolio Servicing, Inc. (SPS) prior to its disposition on October 4, 2005.

representing a purchase price range per common share from $41.88 to $47.99, respectively. The actual number of shares received and the average per share cost will depend on the weighted average share price of common stock over the period of the program which will terminate no later than April 2007. In the third quarter of 2006, the Company received the minimum allotment of approximately 7.2 million common shares. The Company will receive additional common shares at the program’s expiration to the extent the Company’s weighted average common share net price does not exceed $47.99 during the program. During the third quarter of 2006, the Company also entered into a Rule 10b5-1 Plan for the purchase of up to $40 million of additional common shares.

•	New Revolving Credit Facility – the Company entered into a new five-year $400 million revolving credit facility with a consortium of lenders. The facility may be expanded up to $500 million with the approval of the lenders.

•	Book value per share ended the third quarter at $39.14, an increase of approximately 10% from third quarter of 2005.

Consolidated Operating Results

Consolidated net premiums written for the third quarter and year to date totaled $212.4 million and $626.1 million, respectively, compared to $206.1 million and $599.6 million for the same periods one year ago. The increases, on a year over year comparison, were due primarily to an increase in average premium rates and average insured loan balances in U.S. Mortgage Insurance Operations and higher new insurance written in PMI Australia.

Consolidated premiums earned for the third quarter and year to date were $214.9 million and $634.8 million, respectively, compared to $205.1 million and $611.0 million for the same periods one year ago. The increases, on a year over year comparison, were due to higher average premium rates, higher new insurance written, insurance in force growth and a release of unearned premiums on terminated policies in PMI Australia, and higher average premium rates and loan sizes in U.S. Mortgage Insurance Operations.

Consolidated other underwriting and operating expenses for the third quarter and year to date were $56.2 million and $169.6 million, respectively, compared to $54.5 million and $154.6 million for the same periods one year ago. The increases in the third quarter and first nine months of 2006, compared to the same periods in 2005, were due primarily to stock option and employee stock purchase plan related expenses, partially offset by savings from field office restructurings in U.S. Mortgage Insurance Operations.

Consolidated losses and loss adjustment expenses for the third quarter and year to date were $79.6 million and $212.4 million, respectively, compared to $61.3 million and $193.0 million in the same periods last year. The increase in the third quarter of 2006, compared to the same period in 2005, was primarily a result of loss reserve additions and an increase in claims paid in U.S. Mortgage Insurance Operations, PMI Australia and, to a lesser extent, PMI Europe. The increase in the first nine months of 2006 compared to the same period in 2005 was due primarily to reserve additions and an increase in paid claims in PMI Australia and PMI Europe.

Consolidated reserve for losses and loss adjustment expenses totaled $394.2 million as of September 30, 2006 compared to $384.6 million as of June 30, 2006 and $366.3 million as of September 30, 2005. Loss reserves in U.S. Mortgage Insurance Operations increased $3.0 million in the third quarter of 2006, compared to second quarter of 2006, primarily due to higher expected claim rates and claim sizes. PMI Australia’s reserve for losses increased $6.1 million in the third quarter, compared to the second quarter of 2006, primarily due to an increase in delinquent loans, and higher expected average claim sizes and claim rates.

The PMI Group, Inc. Third Quarter Results by Segment

	Third Quarter Total Revenues			Third Quarter Net Income
(Dollars in millions, except per share data)	2006	2005	% Change	2006	2005	% Change
U.S. Mortgage Insurance Operations	$201.8	$198.9	1.5%	$70.8	$69.5	1.9%
International Operations	68.6	55.1	24.5%	29.4	28.0	5.0%
Financial Guaranty	26.5	13.7	93.4%	23.7	12.6	88.1%
Other[4]	4.0	3.9	2.6%	(19.8)	(14.4)	n.m.

Total	$300.9	$271.6	10.8%	$104.2	$95.7	8.9%

Diluted Net Income Per Share				$1.16	$0.97	19.6%
Book Value Per Share				$39.14	$35.69	9.6%

May not total due to rounding.

n.m. – Not meaningful

The PMI Group, Inc. Year to Date Results by Segment

	Nine Months Ended September 30 Total Revenues			Nine Months Ended September 30 Net Income
(Dollars in millions, except per share data)	2006	2005	% Change	2006	2005	% Change
U.S. Mortgage Insurance Operations	$600.7	$595.0	1.0%	$213.1	$205.6	3.6%
International Operations	187.1	157.6	18.7%	83.5	78.4	6.5%
Financial Guaranty	76.3	58.3	30.9%	68.8	53.0	29.8%
Other[4]	24.2	23.8	n.m.	(46.3)	(35.5)	n.m.

Total	$888.2	$834.6	6.4%	$319.2	$301.5	5.9%

Diluted Net Income Per Share				$3.38	$3.00	12.7%

May not total due to rounding.

n.m. – Not meaningful

Segment Highlights

U.S. Mortgage Insurance Operations

•	Net premiums earned increased to $168.1 million from $166.1 million in the third quarter of 2005. The increase was due primarily to increases in average premium rates and average insured loan balances in 2006.

•	Total incurred losses in the third quarter of 2006 were $67.7 million compared to $61.7 million in the third quarter of 2005 driven by increases in primary claims paid, average claim size, average claim rate and loss reserves.

•	Primary claims paid increased to $57.3 million for the third quarter of 2006 compared to $50.2 million in the third quarter of 2005 driven by an increase in the number of claims paid and an increase in average claim size.

•	Equity in earnings from CMG for the third quarter 2006 was $5.0 million, compared to $5.2 million for the same period in 2005. The decline was due to increases in both losses and underwriting and operations expense. CMG’s portfolio remains strong as insurance in force grew to $16.1 billion, persistency increased to 75.6% and the primary default rate was less than one percent.

International Operations

•	PMI Australia reported quarterly net income of $24.7 million for the third quarter of 2006 compared to $23.6 million for the third quarter of 2005. The increase in net income was due primarily to an increase in premiums earned and net investment income, partially offset by an increase in losses and loss adjusted expenses. In functional currency, PMI Australia’s net income increased by 5.1% to AUD $32.7 million in the third quarter of 2006 from AUD $31.1 million in the third quarter of 2005.

•	PMI Europe reported that net income was $2.0 million in the third quarter of 2006 compared to $2.8 million for the same period a year ago. Net income in the third quarter of 2006 was impacted by increased expenses associated with additions to the loss reserve and operations expansion. In functional currency, net income from PMI Europe for the third quarter of 2006 was €1.6 million compared to €2.3 million for the same period a year ago.

•	PMI Asia’s net income in the third quarter of 2006 totaled $2.7 million compared to $1.6 million for the same period a year ago. The increase in net income was due primarily to an increase in reinsurance premiums earned and net investment income. As a result of the previous period ending restructuring, the tax rate for PMI Asia decreased to 17.5% beginning in July 2006.

Financial Guaranty

•	After-tax equity in earnings from FGIC for the third quarter and year to date totaled $21.9 million and $65.1 million, respectively, compared to $12.5 million and $51.1 million for the same periods a year ago. FGIC’s third quarter and year to date 2005 financial results were adversely impacted by $5.3 million in after-tax charges and reserves related to Hurricane Katrina. The increases in 2006 results were attributable to premiums earned growth, notwithstanding the lower levels of refundings, higher net investment income and decreases in losses and loss adjustment expenses.

•	After-tax equity in earnings from RAM Re for quarter and year to date were $1.9 million and $3.8 million, respectively, compared to $50 thousand and $1.9 million for the same periods one year ago.

ABOUT THE PMI GROUP, INC.

The PMI Group, Inc. (NYSE: PMI), headquartered in Walnut Creek, CA, is an international provider of credit enhancement products that promote homeownership and facilitate mortgage transactions in the capital markets. Through its wholly owned subsidiaries and unconsolidated strategic investments, the company offers residential mortgage insurance and credit enhancement products domestically and internationally, financial guaranty insurance, and financial guaranty reinsurance. Through its subsidiaries, The PMI Group, Inc. is one of the world’s largest providers of private mortgage insurance with operations in the United States, Australia, New Zealand, and the European Union, as well as one of the largest providers of mortgage guaranty reinsurance in Hong Kong.

Cautionary Statement: Statements in this earnings release that are not historical facts, and that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements by their nature involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. Many factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Risks and uncertainties that could affect the Company are discussed in our Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended June 30, 2006 and include changes in economic conditions such as interest rates, home values, employment rates and refinance activity. We undertake no obligation to update forward-looking statements.

# # #

THE PMI GROUP, INC. AND SUBSIDIARIES (the “Company”)

FINANCIAL RESULTS AND STATISTICAL INFORMATION FOR THE PERIOD ENDED SEPTEMBER 30, 2006

Contents

Consolidated Statements of Operations and Balance Sheets	Page 2

Business Segments Results of Operations - Three Months Ended September 30, 2006 and 2005	Page 3

Business Segments Results of Operations - Nine Months Ended September 30, 2006 and 2005	Page 4

Business Segments Balance Sheets	Page 5

U.S. Mortgage Insurance Operations Analysis of Reserve for Losses and LAE and Financial and Statistical Information	Page 6

U.S. Mortgage Insurance Operations Financial and Statistical Information	Page 7

CMG Mortgage Insurance Company, PMI Australia and PMI Europe Financial and Statistical Information	Page 8

Appendix A - PMI Australia and PMI Europe Quarterly Financial Information	Page 9

Appendix B - Business Segments Results of Operations by Quarter	Page 10

Appendix C - PMI Australia Financial and Statistical Information	Page 11

Please refer to the following when noted:

(1)	For the quarter and nine months ended September 30, 2006, the Company’s equity in earnings from unconsolidated subsidiaries include FGIC Corporation, CMG Mortgage Insurance Company (“CMG”), RAM Reinsurance Company, Ltd. (“RAM Re”), other limited partnership interests and the trust subsidiary that issued the Company’s preferred securities. As of December 31, 2004, the equity investment in SPS Holding Corp. (“SPS”) was reclassified from investments in unconsolidated subsidiaries to an equity investment held for sale. Effective January 1, 2005, SPS’s equity earnings are reported in other income. On October 4, 2005, PMI sold its equity ownership interest in SPS.

(2)	U.S. Mortgage Insurance Operations include the operating results of PMI Mortgage Insurance Co. (“PMI”) and affiliated U.S. mortgage insurance and reinsurance companies. CMG and its affiliates are included under the equity method of accounting in equity in earnings from unconsolidated subsidiaries.

(3)	International Operations include PMI Australia, PMI Europe and PMI Asia. In June 2006, PMI Asia received its insurance authorization from the Hong Kong Insurance Authority. Subsequent to its receipt of authorization, the Company transferred the Hong Kong branch’s entire mortgage reinsurance portfolio to PMI Asia. In connection with this restructuring, our International Operations incurred a $1.1 million federal tax charge during the second quarter of 2006.

(4)	Financial Guaranty represents our equity investments in FGIC Corporation and RAM Re.

(5)	The “Other” segment includes other income and related operating expenses of PMI Mortgage Services Co.; investment income, interest expense and corporate expenses of The PMI Group, Inc.; the results of Commercial Loan Insurance Corporation and WMAC Credit Insurance Corporation and equity in earnings from SPS and certain limited partnerships.

(6)	U.S. Mortgage Insurance Operations include a $1.3 million charge (after tax), or $0.01 per diluted share in the first quarter of 2006 relating to the reduction and restructuring of field offices.

(7)	Other underwriting and operating expenses from the “Other” segment includes charges of $1.9 million (after tax) and $7.6 million (after tax) for stock option expenses and related stock based compensation expenses in the third quarter and in the nine months ended September 30, 2006, respectively.

(8)	The expense ratio is the ratio, expressed as a percentage, of the sum of amortization of deferred policy acquisition costs and other underwriting and operating expenses to net premiums written. The loss ratio is the ratio, expressed as a percentage, of the sum of losses and loss adjustment expenses to premiums earned.

(9)	Pool insurance includes modified pool, GSE pool, old pool and all other pool insurance products for U.S. Mortgage Insurance Operations.

(10)	Statutory risk-to-capital ratio is for PMI Mortgage Insurance Co. only.

(11)	During the second quarter of 2006, we refined our methodology for classification of Alt-A and full documentation loans. As a result, we reclassified for all periods presented herein certain loans previously designated as Alt-A loans as full documentation loans.

(12)	The $1.0 million reversal relates to the settlement in 2001 of the Baynham class action litigation.

(13)	In the third quarter of 2006, we remarketed $345 million of our 3.0% senior notes related to the Hybrid Income Term Security Units (HITS). Subsequent to the remarketing, we purchased $300 million of the 3.0% senior notes for approximately $299 million. As a result of remarketing, the interest rate of the remaining $45 million in senior notes was reset from 3.0% to 5.568%. Also during the third quarter of 2006, we issued $250 million 6.0% senior notes, which will mature on September 15, 2016 and $150 million 6.625% senior notes, which will mature on September 15, 2036. Lastly, during the third quarter of 2006, we exchanged our $360 million senior convertible debentures (CoCos) to include a net share settlement feature.

(14)	In the third quarter of 2006, we entered into an accelerated stock buyback program pursuant to which we will purchase common stock for an aggregate purchase price of $345 million. The maximum number of shares to be repurchased under the program has been set at 8.2 million common shares and the minimum number has been set at 7.2 million representing a purchase price range per common share from $41.88 to $47.99, respectively. The actual number of shares received and the average per share cost will depend on the weighted average share price of common stock over the period of the program which will terminate no later than April 2007. In the third quarter of 2006, we received the minimum allotment of approximately 7.2 million common shares. We will receive additional common shares at the program’s expiration to the extent our weighted average common share net price does not exceed $47.99 during the program. We entered into a $345 million bridge loan in connection with the accelerated share repurchase program.

(15)	Following the completion of the exchange offer in August 2006, approximately $341 million, or 95% of the CoCos were exchanged. The addition of the net share settlement feature to the exchanged debentures decreased the dilutive effect of the CoCos for the purpose of calculating diluted EPS for the three months and nine months ended September 30, 2006.

Note:	The interim financial and statistical information contained in this material is unaudited. Certain prior year information has been reclassified to conform to the current periods’ presentation.

THE PMI GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	(Dollars and shares, except per share data, in thousands)
Net premiums written	$212,426	$206,082	$626,145	$599,589

Revenues
Premiums earned	$214,903	$205,050	$634,787	$611,025
Net investment income	49,680	44,427	145,561	133,964
Equity in earnings from unconsolidated subsidiaries (1)	31,491	18,520	91,404	72,014
Net realized investment gains (losses)	726	(327)	1,621	1,897
Other income	4,120	3,939	14,843	15,725

Total revenues	300,920	271,609	888,216	834,625

Losses and expenses
Losses and loss adjustment expenses	79,603	61,302	212,403	193,019
Amortization of deferred policy acquisition costs	16,701	17,747	51,482	57,000
Other underwriting and operating expenses (7)	56,307	54,515	167,744	154,575
Field office restructuring (6)	—	—	1,955	—
Net costs to exchange and extinguish long-term debt (13)	875	—	875	—
Litigation settlement charge reversal (12)	(999)	—	(999)	—
Interest expense	9,486	8,458	25,732	26,483

Total losses and expenses	161,973	142,022	459,192	431,077

Income before income taxes	138,947	129,587	429,024	403,548
Income taxes	34,709	33,876	109,823	102,094

Net income	$104,238	$95,711	$319,201	$301,454

Diluted net income per share	$1.16	$0.97	$3.38	$3.00

Reconciliation of earnings per share
Net income	$104,238	$95,711	$319,201	$301,454
Plus: Interest expense on contingently convertible debt, net of income taxes (15)	799	1,912	3,513	5,736

Net income adjusted for diluted earnings per share calculation	$105,037	$97,623	$322,714	$307,190

Share data:
Basic weighted average common shares outstanding	85,319	91,019	87,557	92,577
Stock options and other dilutive components	1,029	1,835	1,125	1,777
Common stock equivalent shares related to contingently convertible debt	4,453	8,153	6,906	8,153

Diluted weighted average common shares outstanding	90,801	101,007	95,588	102,507

Share repurchase data:
Common shares repurchased (14)	7,189	2,583	10,491	5,192

Average price paid per common share repurchased (including commissions)	*	$40.83	*	$39.58

*	Refer to Note 14

CONSOLIDATED BALANCE SHEETS

	September 30, 2006	December 31, 2005	September 30, 2005
	(Unaudited)		(Unaudited)
	(Dollars and shares, except per share data, in thousands)
Assets
Cash and investments, at fair value	$4,049,505	$3,789,432	$3,638,112
Investments in unconsolidated subsidiaries (1)	1,062,897	984,925	967,735
Equity investment held for sale (1)	—	—	108,469
Related party receivables	614	2,864	7,060
Reinsurance receivables, reinsurance recoverables and prepaid premiums	21,371	30,338	28,493
Deferred policy acquisition costs	82,630	86,170	87,049
Other assets	367,567	360,407	343,241

Total assets	$5,584,584	$5,254,136	$5,180,159

Liabilities
Reserve for losses and loss adjustment expenses	$394,210	$368,841	$366,335
Unearned premiums	489,838	490,899	462,424
Bridge loan (14)	345,000	—	—
Long-term debt (13)	919,435	819,529	819,529
Other liabilities	327,949	344,077	335,520

Total liabilities	2,476,432	2,023,346	1,983,808
Shareholders’ equity	3,108,152	3,230,790	3,196,351

Total liabilities and shareholders’ equity	$5,584,584	$5,254,136	$5,180,159

Basic shares issued and outstanding	79,421	88,713	89,550

Book value per share	$39.14	$36.42	$35.69

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS RESULTS OF OPERATIONS

	U.S. Mortgage Insurance Operations (2)	International Operations (3)	Financial Guaranty (4)	Other (5)	Consolidated Total
	Three Months Ended September 30, 2006 (Unaudited)
	(Dollars in thousands)

Net premiums written	$160,468	$51,942	$—	$16	$212,426

Revenues
Premiums earned	$168,118	$46,766	$—	$19	$214,903
Net investment income	27,082	17,442	(1)	5,157	49,680
Equity in earnings from unconsolidated subsidiaries (1)	5,010	—	26,549	(68)	31,491
Net realized investment gains (losses)	1,620	3,452	—	(4,346)	726
Other income (loss)	(22)	938	—	3,204	4,120

Total revenues	201,808	68,598	26,548	3,966	300,920

Losses and expenses
Losses and loss adjustment expenses	67,699	11,907	—	(3)	79,603
Amortization of deferred policy acquisition costs	12,830	3,871	—	—	16,701
Other underwriting and operating expenses (7)	23,618	11,205	—	21,484	56,307
Net costs to exchange and extinguish long-term debt (13)	—	—	—	875	875
Litigation settlement charge reversal (12)	(999)	—		—	(999)
Interest expense	1	124	—	9,361	9,486

Total losses and expenses	103,149	27,107	—	31,717	161,973

Income (loss) before income taxes	98,659	41,491	26,548	(27,751)	138,947
Income tax (benefit)	27,819	12,048	2,820	(7,978)	34,709

Net income (loss)	$70,840	$29,443	$23,728	$(19,773)	$104,238

Expense ratio (8)	22.1%	29.0%
Loss ratio (8)	40.3%	25.5%
Combined ratio	62.4%	54.5%

	Three Months Ended September 30, 2005 (Unaudited)
	(Dollars in thousands)

Net premiums written	$158,866	$47,197	$—	$19	$206,082

Revenues
Premiums earned	$166,052	$38,979	$—	$19	$205,050
Net investment income	25,046	14,844	—	4,537	44,427
Equity in earnings from unconsolidated subsidiaries (1)	5,217	—	13,691	(388)	18,520
Net realized investment gains (losses)	2,597	(27)	—	(2,897)	(327)
Other income (loss)	3	1,287	—	2,649	3,939

Total revenues	198,915	55,083	13,691	3,920	271,609

Losses and expenses
Losses and loss adjustment expenses	61,667	(365)	—	—	61,302
Amortization of deferred policy acquisition costs	14,478	3,269	—	—	17,747
Other underwriting and operating expenses	25,260	11,648	—	17,607	54,515
Interest expense	3	—	—	8,455	8,458

Total losses and expenses	101,408	14,552	—	26,062	142,022

Income (loss) before income taxes	97,507	40,531	13,691	(22,142)	129,587
Income tax (benefit)	27,977	12,514	1,135	(7,750)	33,876

Net Income (loss)	$69,530	$28,017	$12,556	$(14,392)	$95,711

Expense ratio (8)	25.0%	31.6%
Loss ratio (8)	37.1%	(0.9)%
Combined ratio	62.1%	30.7%

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS RESULTS OF OPERATIONS

	U.S. Mortgage Insurance Operations (2)	International Operations (3)	Financial Guaranty (4)	Other (5)	Consolidated Total
	Nine Months Ended September 30, 2006 (Unaudited)
	(Dollars in thousands)
Net premiums written	$482,846	$143,263	$—	$36	$626,145

Revenues
Premiums earned	$503,482	$131,252	$—	$53	$634,787
Net investment income	79,823	47,852	1	17,885	145,561
Equity in earnings (loss) from unconsolidated subsidiaries (1)	15,231	—	76,260	(87)	91,404
Net realized investment gains (losses)	2,162	3,846	—	(4,387)	1,621
Other (loss) income	(38)	4,185	—	10,696	14,843

Total revenues	600,660	187,135	76,261	24,160	888,216

Losses and expenses
Losses and loss adjustment expenses	190,999	21,407	—	(3)	212,403
Amortization of deferred policy acquisition costs	39,434	12,048	—	—	51,482
Other underwriting and operating expenses (7)	72,499	31,454	—	63,791	167,744
Field office restructuring (6)	1,955	—	—	—	1,955
Net costs to exchange and extinguish long-term debt (13)	—	—	—	875	875
Litigation settlement charge reversal (12)	(999)	—	—	—	(999)
Interest expense	2	124	—	25,606	25,732

Total losses and expenses	303,890	65,033	—	90,269	459,192

Income (loss) before income taxes	296,770	122,102	76,261	(66,109)	429,024
Income tax (benefit)	83,660	38,554	7,426	(19,817)	109,823

Net income (loss)	$213,110	$83,548	$68,835	$(46,292)	$319,201

Expense ratio (8)	23.4%	30.4%
Loss ratio (8)	37.9%	16.3%
Combined ratio	61.3%	46.7%

	Nine Months Ended September 30, 2005 (Unaudited)
	(Dollars in thousands)
Net premiums written	$465,968	$133,567	$—	$54	$599,589

Revenues
Premiums earned	$498,412	$112,555	$—	$58	$611,025
Net investment income	78,171	42,657	—	13,136	133,964
Equity in earnings (losses) from unconsolidated subsidiaries (1)	14,228	—	58,299	(513)	72,014
Net realized investment gains (losses)	4,184	296	—	(2,583)	1,897
Other income	2	2,047	—	13,676	15,725

Total revenues	594,997	157,555	58,299	23,774	834,625

Losses and expenses
Losses and loss adjustment expenses	190,281	2,738	—	—	193,019
Amortization of deferred policy acquisition costs	45,534	11,466	—	—	57,000
Other underwriting and operating expenses	74,092	29,191	—	51,292	154,575
Interest expense	4	—	—	26,479	26,483

Total losses and expenses	309,911	43,395	—	77,771	431,077

Income (loss) before income taxes	285,086	114,160	58,299	(53,997)	403,548
Income tax (benefit)	79,525	35,746	5,346	(18,523)	102,094

Net income (loss)	$205,561	$78,414	$52,953	$(35,474)	$301,454

Expense ratio (8)	25.7%	30.4%
Loss ratio (8)	38.2%	2.4%
Combined ratio	63.9%	32.8%

THE PMI GROUP, INC. AND SUBSIDIARIES

BUSINESS SEGMENTS BALANCE SHEETS

	U.S. Mortgage Insurance Operations (2)	International Operations (3)	Financial Guaranty (4)	Other (5)	Consolidated Total
	September 30, 2006
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$2,064,571	$1,247,144	$2,003	$735,787	$4,049,505
Investments in unconsolidated subsidiaries (1)	127,424	—	916,659	18,814	1,062,897
Related party receivables	699	—	—	(85)	614
Reinsurance receivables, recoverables and prepaid premiums	15,895	5,476	—	—	21,371
Deferred policy acquisition costs	43,159	39,471	—	—	82,630
Other assets	214,834	43,974	1	108,758	367,567

Total assets	$2,466,582	$1,336,065	$918,663	$863,274	$5,584,584

Liabilities
Reserve for losses and loss adjustment expenses	$358,784	$35,426	$—	$—	$394,210
Unearned premiums	114,720	375,091	—	27	489,838
Bridge loan (14)	—	—	—	345,000	345,000
Long-term debt (13)	—	—	—	919,435	919,435
Other liabilities (assets)	257,035	71,050	26,051	(26,187)	327,949

Total liabilities	730,539	481,567	26,051	1,238,275	2,476,432
Shareholders’ equity (deficit)	1,736,043	854,498	892,612	(375,001)	3,108,152

Total liabilities and shareholders’ equity	$2,466,582	$1,336,065	$918,663	$863,274	$5,584,584

	December 31, 2005
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$2,108,853	$1,093,505	$—	$587,074	$3,789,432
Investments in unconsolidated subsidiaries (1)	129,600	—	836,752	18,573	984,925
Related party receivables	2,700	—	—	164	2,864
Reinsurance receivables, recoverables and prepaid premiums	24,576	5,762	—	—	30,338
Deferred policy acquisition costs	48,310	37,860	—	—	86,170
Other assets	207,436	25,260	—	127,711	360,407

Total assets	$2,521,475	$1,162,387	$836,752	$733,522	$5,254,136

Liabilities
Reserve for losses and loss adjustment expenses	$345,536	$23,302	$—	$3	$368,841
Unearned premiums	162,368	328,489	—	42	490,899
Long-term debt	—	—	—	819,529	819,529
Other liabilities (assets)	248,343	79,610	19,204	(3,080)	344,077

Total liabilities	756,247	431,401	19,204	816,494	2,023,346
Shareholders’ equity (deficit)	1,765,228	730,986	817,548	(82,972)	3,230,790

Total liabilities and shareholders’ equity	$2,521,475	$1,162,387	$836,752	$733,522	$5,254,136

	September 30, 2005
	(Dollars in thousands)
Assets
Cash and investments, at fair value	$2,170,214	$1,094,028	$—	$373,870	$3,638,112
Investments in unconsolidated subsidiaries (1)	125,376	—	823,287	19,072	967,735
Equity investment held for sale (1)	—	—	—	108,469	108,469
Related party receivables	1,877	—	—	5,183	7,060
Reinsurance receivables, recoverables and prepaid premiums	24,307	4,186	—	—	28,493
Deferred policy acquisition costs	47,480	39,569	—	—	87,049
Other assets	206,092	27,806	—	109,343	343,241

Total assets	$2,575,346	$1,165,589	$823,287	$615,937	$5,180,159

Liabilities
Reserve for losses and loss adjustment expenses	$342,174	$24,158	$—	$3	$366,335
Unearned premiums	127,481	334,908	—	35	462,424
Long-term and debt	—	—	—	819,529	819,529
Other liabilities	234,778	76,994	17,189	6,559	335,520

Total liabilities	704,433	436,060	17,189	826,126	1,983,808
Shareholders’ equity (deficit)	1,870,913	729,529	806,098	(210,189)	3,196,351

Total liabilities and shareholders’ equity	$2,575,346	$1,165,589	$823,287	$615,937	$5,180,159

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS (2) ANALYSIS OF RESERVE FOR LOSSES AND LAE

	September 30, 2006		June 30, 2006		September 30, 2005
	Loans in Default	Reserve for Losses and LAE	Loans in Default	Reserve for Losses and LAE	Loans in Default	Reserve for Losses and LAE
			(Dollars in thousands)

Primary insurance	38,573	$325,502	37,102	$318,878	38,146	$302,925
Pool insurance (9)	15,253	33,282	17,458	36,954	19,037	39,249

Total	53,826	$358,784	54,560	$355,832	57,183	$342,174

Reconciliation of Reserve for Losses and LAE

	September 30, 2006	June 30, 2006	Reserve Change
	(Dollars in thousands)
Gross reserve for losses and LAE:
Primary insurance	$325,502	$318,878	$6,624
Pool insurance (9)	33,282	36,954	(3,672)

Total gross reserve for losses and LAE	358,784	355,832	2,952
Ceded reserve for losses:
Primary insurance	(2,719)	(2,417)	(302)
Pool insurance (9)	(79)	(87)	8

Total ceded reserve for losses	(2,798)	(2,504)	(294)

Net reserve for losses and LAE	$355,986	$353,328	$2,658

U.S. MORTGAGE INSURANCE OPERATIONS (2) FINANCIAL AND STATISTICAL INFORMATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Flow insurance written (in millions)	$6,015	$7,824	$16,773	$21,568
Structured insurance written (in millions)	1,641	908	6,031	4,989

Primary new insurance written (in millions)	$7,656	$8,732	$22,804	$26,557

Primary new risk written (in millions)	$1,980	$2,224	$5,917	$6,844
Pool new insurance written (in millions) (9)	$3,924	$5,159	$12,225	$9,693
Pool new risk written (in millions) (9)	$84	$124	$297	$225
Product mix as a % of new insurance written:
Above 97% LTV’s	19%	13%	16%	13%
90.01% to 95% LTV’s	22%	24%	22%	24%
85.01% to 90% LTV’s	44%	48%	45%	43%
90.01% to 95% LTV’s with >= 30% coverage	18%	19%	18%	20%
85.01% to 90% LTV’s with >= 25% coverage	39%	41%	40%	37%
ARMs	19%	27%	26%	32%
Monthlies	96%	97%	96%	97%
Refinances	34%	34%	35%	35%
Structured transactions	21%	10%	26%	19%
Premiums written (in thousands):
Gross premiums written	$205,848	$203,797	$617,410	$602,776
Ceded premiums, net of assumed premiums	(42,108)	(41,585)	(125,165)	(126,327)
Refunded premiums	(3,272)	(3,346)	(9,399)	(10,481)

Net premiums written	160,468	158,866	482,846	465,968
Change in unearned premiums	7,650	7,186	20,636	32,444

Net premiums earned	$168,118	$166,052	$503,482	$498,412

THE PMI GROUP, INC. AND SUBSIDIARIES

U.S. MORTGAGE INSURANCE OPERATIONS (2) FINANCIAL AND STATISTICAL INFORMATION

		9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Primary insurance in force (in millions)
Flow		$84,405	$84,644	$85,685	$86,991	$88,433	$89,965	$91,399
Structured transactions		15,877	15,741	15,826	14,099	12,788	13,469	12,598

Total		$100,282	$100,385	$101,511	$101,090	$101,221	$103,434	$103,997

Primary risk in force (in millions)
Flow		$20,855	$20,883	$21,102	$21,388	$21,745	$22,067	$22,346
Structured transactions		4,193	4,127	4,147	3,583	3,167	3,296	2,966

Total		$25,048	$25,010	$25,249	$24,971	$24,912	$25,363	$25,312

Pool risk in force (in millions) (9)		$2,773	$2,737	$2,666	$2,589	$2,530	$2,445	$2,417
Primary risk in force—credit score distribution
Flow	620 or above	93.5%	93.3%	93.2%	93.0%	92.7%	92.4%	92.1%
	619-575	5.2%	5.3%	5.4%	5.5%	5.7%	5.9%	6.1%
	574 or below	1.3%	1.4%	1.4%	1.5%	1.6%	1.7%	1.8%

Structured transactions	620 or above	82.8%	80.7%	79.2%	76.9%	73.9%	71.7%	66.9%
	619-575	10.8%	12.3%	13.2%	14.5%	16.0%	17.4%	20.2%
	574 or below	6.4%	7.1%	7.6%	8.6%	10.1%	10.9%	12.9%

Total	620 or above	91.7%	91.3%	90.9%	90.7%	90.3%	89.7%	89.2%
	619-575	6.1%	6.4%	6.6%	6.8%	7.0%	7.4%	7.7%
	574 or below	2.2%	2.3%	2.5%	2.5%	2.7%	2.9%	3.1%
Primary average loan size (in thousands)
Flow		$138.3	$136.9	$135.6	$134.5	$133.3	$132.2	$131.5
Structured transactions		$151.8	$150.7	$150.7	$145.4	$139.5	$139.8	$134.1
Total		$140.3	$138.9	$137.8	$136.0	$134.1	$133.2	$131.8
Loss severity—primary (quarterly)
Flow		83.1%	83.2%	84.9%	85.9%	84.0%	83.8%	85.6%
Structured transactions		86.7%	86.8%	91.2%	94.3%	89.6%	87.7%	90.9%
Total		84.0%	84.1%	86.5%	87.7%	85.2%	84.6%	86.8%
Persistency
Primary persistency rate		67.3%	64.9%	63.1%	61.9%	61.2%	62.0%	60.8%
Primary loans, defaults and default rates
Primary policies in force		714,742	722,756	736,908	743,533	754,934	776,721	788,847
Primary loans in default		38,573	37,102	37,784	42,702	38,146	35,030	35,716
Primary default rate		5.40%	5.13%	5.13%	5.74%	5.05%	4.51%	4.53%
Structured transactions only default rate		9.96%	9.26%	8.59%	9.85%	10.09%	8.54%	8.17%
Pool default rate		4.81%	5.60%	6.17%	6.84%	6.34%	5.65%	5.65%
Claims paid (quarter-to-date in millions)
Primary claims paid—flow		$42.6	$36.2	$37.3	$39.2	$38.8	$46.1	$41.7
Primary claims paid—structured transactions		14.7	11.3	13.5	12.3	11.4	11.6	13.8

Total primary claims paid		57.3	47.5	50.8	51.5	50.2	57.7	55.5
Total pool and other		4.7	4.6	4.3	5.1	5.4	4.9	4.7

Total claims paid		$62.0	$52.1	$55.1	$56.6	$55.6	$62.6	$60.2

Number of primary claims paid (quarter-to-date)		2,346	2,038	2,058	2,138	2,190	2,521	2,413
Average primary claim size (quarter-to-date in thousands)		$24.4	$23.3	$24.7	$24.1	$22.9	$22.9	$23.0
Captive reinsurance arrangements (year-to-date)
Percentage of flow NIW subject to captive reinsurance arrangements		71.6%	71.3%	69.6%	69.0%	68.0%	65.0%	60.4%
Percentage of primary NIW subject to captive reinsurance arrangements		53.5%	51.5%	44.8%	54.7%	55.7%	50.7%	47.1%
Percentage of primary IIF subject to captive reinsurance arrangements		53.9%	53.3%	53.2%	53.4%	53.2%	52.1%	52.4%
Percentage of primary RIF subject to captive reinsurance arrangements		54.4%	53.9%	53.9%	54.4%	54.4%	53.4%	53.9%
Alt-A primary insurance in force (in millions) (11)
With FICO scores of 660 and above		$14,203	$13,216	$12,575	$11,455	$10,346	$9,731	$8,892
With FICO scores below 660 and above 619		3,178	2,934	2,783	2,564	2,327	2,325	2,135

Total Alt-A primary insurance in force		$17,381	$16,150	$15,358	$14,019	$12,673	$12,056	$11,027

Risk-to-capital ratio (10)		8.2 to 1	7.7 to 1	8.1 to 1	8.2 to 1	8.0 to 1	8.3 to 1	8.1 to 1

THE PMI GROUP, INC. AND SUBSIDIARIES

CMG MORTGAGE INSURANCE COMPANY FINANCIAL AND STATISTICAL INFORMATION

	September 30, 2006	June 30, 2006	September 30, 2005
Primary new insurance written (quarter-to-date in millions)	$1,238	$1,167	$1,740
Primary insurance in force (in millions)	$16,063	$15,774	$15,358
Primary risk in force (in millions)	$3,897	$3,791	$3,607
Insured primary loans	113,004	111,889	111,217
Persistency	75.6%	73.6%	70.2%
Primary loans in default	974	965	632
Primary default rate	0.86%	0.86%	0.57%
Primary claims paid (quarter-to-date in thousands)	$2,268	$1,512	$1,172
Number of primary claims paid (quarter-to-date)	98	68	49
Average primary claim size (quarter-to-date in thousands)	$23.1	$22.2	$23.9

PMI AUSTRALIA FINANCIAL AND STATISTICAL INFORMATION

	September 30, 2006	June 30, 2006	September 30, 2005
Net premiums written (quarter-to-date in thousands)	$47,472	$48,603	$40,544
Premiums earned (quarter-to-date in thousands)	$39,849	$39,110	$31,777
Flow insurance written (quarter-to-date in millions)	$5,376	$5,062	$4,963
RMBS insurance written (quarter-to-date in millions)	3,899	7,744	3,006

New insurance written (quarter-to-date in millions)	$9,275	$12,806	$7,969

Insurance in force (in millions)	$135,001	$135,529	$124,014
Risk in force (in millions)	$123,159	$124,139	$113,028
Policies in force	1,026,990	1,074,618	994,330
Loans in default	2,099	1,731	1,007
Default rate	0.20%	0.16%	0.10%
Claims paid (quarter-to-date in thousands)	$4,534	$3,181	$717
Number of claims paid (quarter-to-date)	80	73	14
Average claim size (quarter-to-date in thousands)	$56.7	$43.6	$51.2

PMI EUROPE FINANCIAL AND STATISTICAL INFORMATION

	September 30, 2006	June 30, 2006	September 30, 2005
Net premiums written (quarter-to-date in thousands)	$2,948	$2,109	$2,417
Premiums earned (quarter-to-date in thousands)	$4,153	$3,905	$4,576
New insurance written (quarter-to-date in millions)	$62	$24	$—
New credit default swaps written (quarter-to-date in millions)	$7,910	$—	$514
New reinsurance written (quarter-to-date in millions)	$2,248	$379	$2,992
Insurance in force (in millions)	$49,976	$39,996	$34,501
Risk in force (in millions)	$4,441	$2,836	$2,894
Claims paid including credit default swaps (quarter-to-date in thousands)	$1,228	$919	$306

THE PMI GROUP, INC. AND SUBSIDIARIES

APPENDIX A—QUARTERLY FINANCIAL INFORMATION

PMI AUSTRALIA QUARTERLY FINANCIAL INFORMATION

	2006			2005
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	(Australian $ in thousands, unless otherwise noted)
Income Statement Components—Quarter Ended

Premiums earned	$52,634	$52,399	$43,644	$43,959	$41,815	$38,929	$37,840
Net investment income	$22,594	$17,267	$16,876	$16,257	$15,854	$14,966	$14,705
Change in fair value of foreign currency put options	$(638)	$(2,640)	$1,855	$(24)	$(232)	$(422)	$(1,338)
Total losses and expenses	$28,610	$24,843	$15,789	$17,226	$13,632	$15,104	$13,788
Net income	$32,688	$29,332	$32,546	$31,906	$31,079	$26,725	$26,487

Net income (U.S. $ in thousands)	$24,732	$21,923	$24,054	$23,728	$23,623	$20,541	$20,584

Balance Sheet Components

Assets

Cash and investments, at fair value	$1,314,487	$1,257,618	$1,219,179	$1,197,016	$1,147,390	$1,090,399	$1,037,704
Total assets	$1,396,072	$1,336,748	$1,302,982	$1,275,573	$1,225,683	$1,188,574	$1,132,961

Liabilities and Shareholder’s Equity

Reserve for losses and LAE	$24,185	$16,150	$11,489	$11,573	$11,156	$12,541	$12,549
Unearned premiums	$441,936	$431,864	$419,207	$415,885	$406,661	$395,113	$382,781
Shareholder’s equity	$874,975	$841,116	$822,918	$793,045	$757,372	$730,113	$689,927

PMI EUROPE QUARTERLY FINANCIAL INFORMATION

	2006			2005
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	(Euro € in thousands, unless otherwise noted)

Income Statement Components—Quarter Ended

Premiums earned	€3,258	€3,108	€3,232	€3,721	€3,749	€3,298	€3,321
Net investment income	€2,402	€2,157	€1,915	€1,730	€2,188	€1,951	€2,002
Change in fair value of foreign currency put options	€(2)	€(42)	€(43)	€55	€(3)	€342	€(33)
Change in fair value of credit default swaps	€769	€1,691	€1,356	€409	€811	€390	€320
Total losses and expenses	€4,026	€2,635	€2,692	€3,824	€3,244	€3,168	€2,031
Net income	€1,559	€2,780	€2,451	€1,362	€2,276	€1,828	€2,326

Net income (U.S. $ in thousands)	$1,987	$3,498	$2,949	$1,615	$2,774	$2,330	$3,049

Balance Sheet Components

Assets

Cash and investments, at fair value	€162,858	€160,424	€182,304	€182,559	€182,682	€179,698	€172,707
Total assets	€182,503	€174,624	€192,990	€192,107	€192,431	€188,840	€182,857

Liabilities and Shareholder’s Equity

Reserve for losses and LAE	€13,340	€12,521	€12,581	€12,508	€13,019	€13,395	€12,807
Unearned premiums	€16,703	€17,648	€19,077	€20,020	€20,808	€22,589	€24,719
Shareholder’s equity	€138,766	€134,518	€132,900	€133,818	€133,352	€131,452	€125,395

THE PMI GROUP, INC. AND SUBSIDIARIES

APPENDIX B- BUSINESS SEGMENTS RESULTS OF OPERATIONS BY QUARTER

	2006			2005
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	(Dollars in thousands)
U.S. Mortgage Insurance Operations (2)

Net premiums written	$160,468	$158,904	$163,474	$201,160	$158,866	$152,564

Revenues
Premiums earned	$168,118	$167,826	$167,538	$166,778	$166,052	$168,248
Net investment income	27,082	27,064	25,676	26,168	25,046	27,546
Equity in earnings from unconsolidated subsidiaries (1)	5,010	5,729	4,492	4,583	5,217	4,937
Net realized investment gains	1,620	305	237	378	2,597	1,167
Other (loss) income	(22)	7	(23)	(3)	3	(5)

Total revenues	201,808	200,931	197,920	197,904	198,915	201,893

Losses and expenses
Losses and loss adjustment expenses	67,699	64,153	59,147	63,159	61,667	65,496
Amortization of deferred policy acquisition costs	12,830	13,162	13,442	14,113	14,478	15,030
Other underwriting expenses and operating expenses	23,618	22,970	27,866	29,057	25,260	25,278
Litigation settlement charge reversal (12)	(999)	—	—	—	—	—
Interest expense	1	1	—	1	3	—

Total losses and expenses	103,149	100,286	100,455	106,330	101,408	105,804

Income before income taxes	98,659	100,645	97,465	91,574	97,507	96,089
Income taxes	27,819	28,480	27,360	21,696	27,977	26,400

	—	—	—	—	—	—
Net income	$70,840	$72,165	$70,105	$69,878	$69,530	$69,689

International Operations (3)

Net premiums written	$51,942	$52,900	$38,420	$44,913	$47,197	$47,185

Revenues
Premiums earned	$46,766	$45,801	$38,686	$39,781	$38,979	$38,141
Net investment income	17,442	15,625	14,785	14,499	14,844	14,058
Net realized investment gains (losses)	3,452	252	142	(221)	(27)	(18)
Other income	938	218	3,031	778	1,287	873

Total revenues	68,598	61,896	56,644	54,837	55,083	53,054

Losses and expenses
Losses and loss adjustment expenses	11,907	7,708	1,792	1,601	(365)	1,739
Amortization of deferred policy acquisition costs	3,871	4,632	3,545	3,274	3,269	3,779
Other underwriting and operating expenses	11,205	10,461	9,789	12,663	11,648	10,539
Interest expense	124	—	—	9	—	—

Total losses and expenses	27,107	22,801	15,126	17,547	14,552	16,057

Income before income taxes	41,491	39,095	41,518	37,290	40,531	36,997
Income taxes	12,048	13,598	12,909	10,251	12,514	11,747

Net income	$29,443	$25,497	$28,609	$27,039	$28,017	$25,250

Financial Guaranty (4)

Equity in earnings from unconsolidated subsidiaries (1)	$26,549	$26,476	$23,235	$21,453	$13,691	$23,761
Interest and dividends	(1)	2	—	—	—	—
Income taxes	2,820	2,469	2,137	2,208	1,135	2,254

Net income	$23,728	$24,009	$21,098	$19,245	$12,556	$21,507

Other (5)

Net premiums written	$16	$11	$10	$27	$19	$13

Revenues
Premiums earned	$19	$16	$17	$18	$19	$19
Net investment income	5,157	6,324	6,406	4,832	4,537	4,143
Equity in (losses) earnings from unconsolidated subsidiaries (1)	(68)	82	(102)	(165)	(388)	(416)
Net realized investment (losses) gains	(4,346)	(1)	(39)	(4)	(2,897)	354
Other income	3,204	3,712	3,777	4,283	2,649	5,383

Total revenues	3,966	10,133	10,059	8,964	3,920	9,483

Losses and expenses
Losses and loss adjustment expenses	(3)	—	—	—	—	—
Other underwriting expenses and operating expenses (7)	21,484	19,442	22,865	17,354	17,607	18,600
Net costs to exchange and extinguish long-term debt (13)	875	—	—	—	—	—
Interest expense	9,361	8,066	8,179	4,644	8,455	8,472

Total losses and expenses	31,717	27,508	31,044	21,998	26,062	27,072

Loss before income tax benefits	(27,751)	(17,375)	(20,985)	(13,034)	(22,142)	(17,589)
Income tax benefits	(7,978)	(5,319)	(6,521)	(4,587)	(7,750)	(5,728)

Net loss	$(19,773)	$(12,056)	$(14,464)	$(8,447)	$(14,392)	$(11,861)

THE PMI GROUP, INC. AND SUBSIDIARIES

APPENDIX C—PMI AUSTRALIA FINANCIAL AND STATISTICAL INFORMATION

	9/30/2006	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005	3/31/2005
Insurance in Force (U.S. $ in millions)
Flow	$86,026	$86,215	$81,503	$82,236	$83,286	$81,025	$80,099
RMBS	48,975	49,314	41,547	37,679	40,728	38,786	37,340

Total	$135,001	$135,529	$123,050	$119,915	$124,014	$119,811	$117,439

Risk in Force (U.S. $ in millions)
Flow	$74,328	$74,956	$70,773	$71,160	$72,393	$70,320	$69,461
RMBS	48,831	49,183	41,426	37,591	40,635	38,705	37,263

Total	$123,159	$124,139	$112,199	$108,751	$113,028	$109,025	$106,724

Average loan size (U.S. $ in thousands)
Flow	$134.8	$128.2	$122.5	$125.0	$127.6	$125.8	$125.7
RMBS	$125.9	$122.6	$115.1	$116.3	$119.2	$117.5	$117.1
Total	$131.5	$126.1	$119.9	$122.1	$124.7	$123.0	$122.9

Loss severity (quarterly)
Flow	21.87%	18.24%	15.77%	15.72%	21.55%	13.18%	11.52%
RMBS	21.73%	1.64%	3.89%	11.27%	0.00%	0.00%	17.42%
Total	21.86%	18.16%	15.25%	15.58%	21.55%	13.18%	11.84%

Primary loans, defaults and default rates
Policies in force—Flow	638,139	672,347	665,336	657,713	652,750	643,835	637,040
Policies in force—RMBS	388,851	402,271	360,924	324,019	341,580	329,985	318,882

Policies in force—Total	1,026,990	1,074,618	1,026,260	981,732	994,330	973,820	955,922

Loans in default—Flow	1,826	1,478	1,314	1,094	909	1,032	784
Loans in default —RMBS	273	253	206	170	98	130	93

Loans in default —Total	2,099	1,731	1,520	1,264	1,007	1,162	877

Default rate —Flow	0.29%	0.22%	0.20%	0.17%	0.14%	0.16%	0.12%
Default rate —RMBS	0.07%	0.06%	0.06%	0.05%	0.03%	0.04%	0.03%
Default rate —Total	0.20%	0.16%	0.15%	0.13%	0.10%	0.12%	0.09%

Net claims paid (quarter to date in U.S. $ in thousands)
Net claims paid—Flow	$4,123.2	$3,179.2	$1,210.6	$1,420.9	$716.5	$734.8	$326.8
Net claims paid—RMBS	411.3	1.5	13.6	33.4	—	—	28.4

Net claims paid—Total	4,534.5	3,180.7	1,224.2	1,454.3	716.5	734.8	355.2

Number of claims paid—Flow	72	72	30	36	14	24	17
Number of claims paid—RMBS	8	1	1	1	—	—	1

Number of claims paid—Total	80	73	31	37	14	24	18

Average claim size- Flow	$57.3	$44.2	$40.4	$39.5	$51.2	$30.6	$19.2
Average claim size- RMBS	$51.4	$1.5	$13.6	$33.4	$—	$—	$28.4
Average claim size- Total	$56.7	$43.6	$39.5	$39.3	$51.2	$30.6	$19.7

Combined Ratio
Loss Ratio	26.41%	17.26%	3.79%	5.33%	(1.07)%	2.47%	1.21%
Expense Ratio	23.60%	24.25%	30.14%	27.95%	26.37%	27.60%	31.99%

Combined Ratio	50.01%	41.51%	33.93%	33.28%	25.30%	30.07%	33.20%